Exhibit 99.1

Gryphon Digital Mining Debuts on Nasdaq

Delivering a Bitcoin Miner with a pedigreed team, ESG focus, and market leading operational efficiencies

Las Vegas, Nevada --(BUSINESS WIRE)—Gryphon Digital Mining, Inc. (“Gryphon” or the “Company”), is proud to announce its Nasdaq debut under the ticker symbol “GRYP” following its merger with Akerna Corp. Gryphon’s mission is to create a leading carbon-negative  bitcoin miner and build upon its industry leading operational performance and pedigreed management team.

Gryphon joins Nasdaq with a total attributable hashrate of up to 1.3 exahash per second (“EH/s”) following the purchase of newer generation S19K Pro machines. In 2023, Gryphon produced 788 bitcoin-equivalent coins. The Company is also an established leader in bitcoin efficiency, consistently ranking among the top three in bitcoin efficiency rankings relative to publicly disclosing peers and placing at or tied for first in nine of the 12 months of 2023.

In 2024, Gryphon expects to conduct its bitcoin mining operations using 100% hydro power as verified by Energy Web, an independent, third-party auditor of carbon emissions. Gryphon was one of the original recipients of the “Green Proofs for Bitcoin” certification, which helps Bitcoin miners measure and manage their energy footprint to help accelerate decarbonization. Moreover, Gryphon seeks to lead the way through a carbon negative strategy as the Company owns carbon offset credits that may be used against its non-core Scope 3 emissions.

“We are thrilled to begin trading on the Nasdaq and to bring our history of operational performance to the market,” noted Rob Chang, CEO, President, and Director of Gryphon. “Combined with our carbon negative strategy, we believe we are bringing a bitcoin miner to the market that has blue chip execution with an ESG focus. Now that Gryphon is listed on the Nasdaq, we look forward to the opportunity to aggressively expand the company organically through machine purchases and through M&A opportunities while maintaining our tradition of capital efficient decision making.”

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the bitcoin space dedicated to helping bring digital assets onto the clean energy grid. With a talented leadership team coming from globally recognized brands, Gryphon is assembling thought leaders to improve digital asset network infrastructure. Its Bitcoin mining operation has a net carbon-negative strategy. More information is available on https://gryphondigitalmining.com/.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Gryphon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Gryphon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Gryphon. In addition, Gryphon cautions you that the forward-looking statements contained in this press release are subject to the risks set forth in our filings with the Securities and Exchange Commission (the "SEC"), including the section titled “Risk Factors” in the Registration Statement on Form S-4 filed with the SEC by Gryphon on January 8, 2024.

INVESTOR CONTACT:

Name: Rob Chang

Company: Gryphon Digital Mining, Inc.

Phone Number: (877) MINE-ESG (877) 646-3374

Email: invest@gryphonmining.com